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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 7, 2001








                               PJ AMERICA, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                     0-21587                  61-1308435
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification Number)


                              2300 Resource Drive
                          Birmingham, Alabama  35242
                   (Address of principal executive offices)


                                (205) 981-2800
             (Registrant's telephone number, including area code)

________________________________________________________________________________

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5.      Other Events

        On July 24, 2001, PJ America, Inc. (the "Company") announced its financial results for the second quarter ended July 1, 2001. The Company also gave a financial outlook for the third quarter and 2001.

        The Company also announced that PJ Acquisition Corp. an entity formed by an investor group consisting of several of the Company's officers, directors and significant stockholders, had commenced a tender offer for the publicly held shares of common stock of the Company at $8.75 per share in cash.

        The Company also announced that the Company, the defendant directors and the plaintiffs reached an agreement in principle with respect to the settlement of four purported class action lawsuits related to the tender offer based upon the $8.75 cash tender offer price.

Item 7. Financial Statements and Exhibits

99.1 Press release reporting second quarter results and commencement of tender offer.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PJ AMERICA, INC.




Date:  August 7, 2001                  By  /s/  D. Ross Davison
                                         ---------------------------
                                              D. Ross Davison
                                         Vice President Administration,
                                         Chief Financial Officer And Treasurer
                                         (Principal Financial Officer)